UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 1, 2014
(December 16, 2013)

Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously reported, on December 16, 2013, LinnCo, LLC (“LinnCo”), an affiliate of Linn Energy, LLC (“LINN Energy”), and LINN Energy completed the previously-announced transactions contemplated by the Agreement and Plan of Merger, dated as of February 20, 2013, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of November 3, 2013, and Amendment No. 2 to Agreement and Plan of Merger, dated as of November 13, 2013 (as so amended, the “Merger Agreement”), by and among Berry Petroleum Company, a Delaware corporation (“Berry”), Bacchus HoldCo, Inc., a Delaware corporation and a direct wholly owned subsidiary of Berry (“HoldCo”), Bacchus Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of HoldCo (“Bacchus Merger Sub”), LinnCo, Linn Acquisition Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of LinnCo (“LinnCo Merger Sub”), and LINN Energy. Pursuant to the terms of the Merger Agreement, (i) Bacchus Merger Sub was merged with and into Berry (the “HoldCo Merger”), with Berry continuing as the surviving corporation and as a direct wholly owned subsidiary of HoldCo; (ii) following the HoldCo Merger, Berry was converted from a Delaware corporation into a Delaware limited liability company (the “Conversion”); (iii) following the Conversion, HoldCo was merged with and into LinnCo Merger Sub (the “LinnCo Merger”), with LinnCo Merger Sub continuing as the surviving company; and (iv) following the LinnCo Merger, LinnCo contributed all of the outstanding equity interests in LinnCo Merger Sub to LINN Energy (the “Contribution”) in exchange for the issuance to LinnCo of newly issued units representing limited liability company interests in LINN Energy.
Item 9.01    Financial Statements and Exhibits.
(a)  Financial Statements of Business Acquired.
Not applicable.
(b)  Pro Forma Financial Information.
The unaudited pro forma condensed combined statement of operations of LINN Energy for the year ended December 31, 2013, which gives effect to the Berry acquisition is attached as Exhibit 99.1 and incorporated herein by reference.
(d)  Exhibits.

Exhibit Number	Description
Exhibit 99.1	The unaudited pro forma condensed combined statement of operations of LINN Energy for the year ended December 31, 2013, which gives effect to the Berry acquisition.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC
(Registrant)

Date: April 1, 2014	/s/ David B. Rottino
David B. Rottino
Executive Vice President, Business Development and Chief Accounting Officer
(As Duly Authorized Officer and Chief Accounting Officer)

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